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                                                                Exhibit 3(i)(d)



                                STATE OF FLORIDA


                              DEPARTMENT OF STATE

I certify from the records of this office that UNDERWATER MAINTENANCE CORPORATION is a corporation organized under the laws of the State of Florida, filed on June 20, 2000.

The document number of this corporation is P00000059825.

I further certify that said corporation has paid all fees due this office through December 31, 2002, that its most recent annual report/uniform business report was filed on July 15, 2002, and its status is active.

I  further  certify that said corporation HAS NOT FILED Articles of Dissolution.


                                        Given  under  my  hand  and  the
                                        Great  Seal  of  the  State  of  Florida
                                        at  Tallahassee  the  Capitol,  this
                                        Thirty-first day  of  July,  2002


                                          /s/ KATHERINE HARRIS
                                              KATHERINE HARRIS

                                        Secretary  of  State


[SEAL]

                                      E-9
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